UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2014

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2014, Richard Nelli transitioned from Chief Operating Officer of Streamline Health Solutions, Inc. (the “Company”) to Senior Vice President of Strategy and Business Development. On September 9, 2014, the Company appointed David Sides, 44, as the Company’s Executive Vice President and Chief Operating Officer. Mr. Sides served as Chief Executive Officer of iMDsoft from July 2012 to March 2014. While with iMDsoft, a global leader of high-end clinical information systems, Mr. Sides led the company’s transformation following the acquisition of the company by a private equity firm. From 1995 to 2012, Mr. Sides held a number of successive positions at Cerner Corporation, a global supplier of health care information technology solutions, services, devices and hardware, culminating in serving as Senior Vice President of Worldwide Consulting. In that position, he led professional services in 24 countries worldwide. From March 2014 to September 2014, Mr. Sides was an independent consultant.

Mr. Sides has a B.A. in Biophysics from the University of California, Berkeley as well as Masters of both Health Administration and Business Administration from the University of Missouri, Columbia.

In connection with his appointment as the Company’s Chief Operating Officer, the Company agreed to pay Mr. Sides a base salary of $275,000. He also will receive options to purchase 350,000 shares of the Company’s common stock and will be eligible to receive a cash bonus in the amount of 65% of his base salary, which will be prorated to $37,240 for the current year.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release, dated September 9, 2014
99.2	Press release, dated September 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: September 15, 2014	By:	/s/ Jack W. Kennedy Jr.
Name: Jack W. Kennedy Jr.
Title: Senior Vice President & Chief Legal Counsel

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release, dated September 9, 2014
99.2	Press release, dated September 15, 2014